Exhibit 10.3
PEBBLEBROOK HOTEL TRUST

Share Award Agreement (time-based vesting) – Form of,
for Executive Officers

THIS SHARE AWARD AGREEMENT (the “Agreement”), dated as of the __ day of _________, 20__, governs the Share Award granted by PEBBLEBROOK HOTEL TRUST, a Maryland real estate investment trust (the “Company”), to _________________________ (the “Participant”), in accordance with and subject to the provisions of the Company’s 2009 Equity Incentive Plan (the “Plan”). A copy of the Plan has been made available to the Participant. All terms used in this Agreement that are defined in the Plan have the same meaning given them in the Plan.

1.    Grant of Share Award. In accordance with the Plan, and effective as of ________ __, 20__ (the “Date of Grant”), the Company granted to the Participant, subject to the terms and conditions of the Plan and this Agreement, a Share Award of _______ Common Shares (the “Share Award”).

2.    Vesting. The Participant’s interest in the Common Shares covered by the Share Award shall become vested and nonforfeitable to the extent provided in paragraphs (a), (b), (c), (d), (e) and (f) below.

(a)    Continued Employment. The Participant’s interest in one-third of the Common Shares covered by the Share Award shall become vested and nonforfeitable on the first anniversary of the Date of Grant if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the first anniversary of the Date of Grant. The Participant’s interest in an additional one-third of the Common Shares covered by the Share Award shall become vested and nonforfeitable on the second anniversary of the Date of Grant if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the second anniversary of the Date of Grant. The Participant’s interest in the remaining one-third of the Common Shares covered by the Share Award shall become vested and nonforfeitable on the third anniversary of the Date of Grant if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the third anniversary of the Date of Grant.

(b)    Change in Control. The Participant’s interest in all of the Common Shares covered by the Share Award (if not sooner vested), shall become vested and nonforfeitable on a Control Change Date if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the Control Change Date.

(c)    Death or Disability. The Participant’s interest in all of the Common Shares covered by the Share Award (if not sooner vested), shall become vested and nonforfeitable on the date that the Participant’s employment by the Company and its Affiliates ends if (i) such employment ends on account of the Participant’s death or permanent and total disability (as defined in Code section 22(e)(3)) and (ii) the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date such employment ends.

(d)    Termination of Employment Without Cause. The Participant’s interest in all of the Common Shares covered by the Share Award (if not sooner vested), shall become vested and nonforfeitable on the date that the Participant’s employment by the Company and its Affiliates ends if (i) such employment is terminated by the Company or an Affiliate without Cause and (ii) the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date such employment ends. For purposes of this Agreement, the term “Cause” means that the Board concludes, in good faith and after reasonable investigation, that (i) the Participant has been charged by the United States or a State or political subdivision thereof with conduct which is a felony under the laws of the United States or any State or political subdivision thereof; (ii) the Participant engaged in conduct relating to the Company constituting material breach of fiduciary duty, willful misconduct (including acts of employment discrimination or sexual harassment) or fraud; (iii) the Participant breached the Participant’s obligations or covenants restricting the recruitment of Company or Affiliate employees to work for another employer set forth in an agreement with the Company in any material respect; or (iv) the Participant materially failed to follow a proper directive of the Board within the scope of the Participant’s duties (which shall be capable of being performed by the Participant with reasonable effort) after written notice from the Board specifying the performance required and the Participant’s failure to perform within thirty days after such notice. For this purpose, no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith or if the result thereof would be unethical or illegal.

(e)    Termination of Employment for Cause. If the Participant’s employment by the Company or its Affiliates ends on account of a termination of the Participant’s employment by the Company or an Affiliate for Cause and if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date of such termination, the Participant’s interest in all of the Common Shares covered by the Share Award (if not sooner vested) shall be forfeited; provided, however, that in the event the Participant is terminated for Cause as defined in clause (ii) of paragraph (2)(d) and the Participant is subsequently acquitted of the act or acts referred to therein, then the Participant shall be deemed for purposes of this Agreement to have been terminated without Cause as of the date of the termination and the Participant’s interest in the Common Shares covered by the Share Award shall become vested and nonforfeitable to the extent provided in paragraph 2(d).

(f)    Termination of Employment by the Participant for Good Reason. The Participant’s interest in all of the Common Shares covered by the Share Award (if not sooner vested), shall become vested and nonforfeitable on the date that the Participant’s employment by the Company and its Affiliates ends if (i) such employment is terminated by the Participant for Good Reason as defined in, and in accordance with the terms of, that certain Change-in-Control Severance Agreement entered into as of ____________ ____ by and between the Company and the Participant and (ii) the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date such employment ends.

Except as provided in this Section 2, any Common Shares covered by the Share Award that are not vested and nonforfeitable on or before the date that the Participant’s employment by the Company and its Affiliates ends shall be forfeited on the date that such employment terminates.

3.    Transferability. Common Shares covered by the Share Award that have not become vested and nonforfeitable as provided in Section 2 cannot be transferred. Common Shares covered by the Share Award may be transferred, subject to the requirements of applicable securities laws, after they become vested and nonforfeitable as provided in Section 2.

4.    Shareholder Rights. On and after the Date of Grant and prior to their forfeiture, the Participant shall have all of the rights of a shareholder of the Company with respect to the Common Shares covered by the Share Award, including the right to vote the shares and to receive, free of all restrictions, all dividends declared and paid on the shares. Notwithstanding the preceding sentence, the Company shall retain custody of the certificates evidencing the Common Shares covered by the Share Award until the date that the Common Shares become vested and nonforfeitable and the Participant hereby appoints the Company’s Secretary as the Participant’s attorney in fact, with full power of substitution, with the power to transfer to the Company and cancel any Common Shares covered by the Share Award that are forfeited under Section 2.

5.    No Right to Continued Employment. The grant of the Share Award does not give the Participant any rights with respect to continued employment by the Company or an Affiliate.

6.    Governing Law. This Agreement shall be governed by the laws of the State of Maryland except to the extent that Maryland law would require the application of the laws of another State.

7.    Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the Date of Grant.

8.    Participant Bound by Plan. The Participant hereby acknowledges that a copy of the Plan has been made available to the Participant and the Participant agrees to be bound by all the terms and provisions of the Plan.

9.    Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon the Participant and his or her successors in interest and the Company and any successors of the Company.

[signature page follows]

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the date first set forth above.

PEBBLEBROOK HOTEL TRUST                [NAME OF PARTICIPANT]

By:__________________________                _________________________

Title:_________________________